AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 9, 2000
                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        --------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        --------------------------------

                            ACLARA BIOSCIENCES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                       94-3222727
(STATE OR OTHER JURISDICTION OF                         (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NUMBER)

                        --------------------------------

                                1288 PEAR AVENUE
                         MOUNTAIN VIEW, CALIFORNIA 94043
           (Address of Principal Executive Offices including Zip Code)

                        --------------------------------

              ACLARA BIOSCIENCES, INC. EMPLOYEE STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLAN)

                        --------------------------------

               JOSEPH M. LIMBER                               COPY TO:
                 PRESIDENT AND                         MICHAEL W. HALL, ESQ.
           CHIEF EXECUTIVE OFFICER,                       LATHAM & WATKINS
           ACLARA BIOSCIENCES, INC.                    135 COMMONWEALTH DRIVE
               1288 PEAR AVENUE                     MENLO PARK, CALIFORNIA 94025
        MOUNTAIN VIEW, CALIFORNIA 94043                   (650) 328-4600
                (650) 210-1200

                        --------------------------------
          (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                        --------------------------------

--------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                                      PROPOSED
                                                       MAXIMUM       PROPOSED
                                         AMOUNT       OFFERING        MAXIMUM
                                         TO BE          PRICE        AGGREGATE      AMOUNT OF
                                       REGISTERED     PER SHARE      OFFERING     REGISTRATION
                                          (1)            (2)          PRICE(1)        FEE
------------------------------------  -----------    ----------    -----------    -------------
Common Stock, $.001 Par Value           450,000        $46.25      $20,812,500       $5,494.50
------------------------------------  -----------    ----------    -----------    -------------

(1) Pursuant to Rule 416, this Registration Statement shall also cover a presently indeterminate number of additional shares of the Registrant's Common Stock that may become issuable as a result of anti-dilution adjustments deemed necessary or equitable by the Board of Directors of the Registrant upon stock splits, stock dividends or other similar changes in capitalization.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, and is based on the average of the high and low sales price of the common stock, as reported on The Nasdaq National Market on August 3, 2000.

       PROPOSED SALE TO TAKE PLACE AS SOON AFTER THE EFFECTIVE DATE OF THE
          REGISTRATION STATEMENT AS OPTIONS GRANTED UNDER THE PLAN ARE
                                   EXERCISED.

================================================================================

                                 TOTAL PAGES 8
                            EXHIBIT INDEX ON PAGE 6

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents, which were filed by the Registrant with the Commission, are incorporated herein by reference:

      (a) Registrant's prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), on March 21, 2000 (File No. 333-95107);

      (b) The description of the Registrant's common stock, par value $.001 per share, contained in the Registration Statement on Form 8-A filed with the Commission on March 17, 2000 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any subsequently filed amendments and reports updating such description; and

      (c) Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 (File No. 000-29975), including all material incorporated by reference therein.

      In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM  4. DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM  5. EXPERTS.

      The validity of the issuance of the shares of common stock described herein has been passed upon for the Registrant by Latham & Watkins, San Francisco, California. Certain Latham & Watkins attorneys hold shares of the Registrant's common stock.

ITEM  6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Registrant's restated certificate of incorporation in effect as of the date hereof (the "Certificate") provides that, except to the extent prohibited by the Delaware General Corporation Law, as amended (the "DGCL"), the Registrant's directors shall not be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as directors of the Registrant. Under the DGCL, the directors have a fiduciary duty to the Registrant which is not eliminated by such provisions of the Certificate and, in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available. In addition, each director will continue to be subject to liability under the DGCL for breach of the director's duty of loyalty to the Registrant, for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by the DGCL. Such provisions also do not affect the directors' responsibilities under any other laws, such as the Federal securities laws or state or Federal environmental laws. The Registrant has applied for liability insurance for its officers and directors.

      Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's bylaws, any agreement, a vote of stockholders or otherwise. The Certificate eliminates the personal liability of directors to the fullest extent permitted by Section 102(b)(7) of the DGCL and provides that the Registrant may fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

      The Registrant has entered into agreements to indemnify our directors and officers. These agreements, among other things, require us to indemnify these directors and officers for certain expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of our company, arising out of that person's services as a director or officer of our company, any subsidiary of ours or any other company or enterprise to which the person provides services at our request.

ITEM  7. EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM  8. EXHIBITS.

      See Index to Exhibits on page 6.

ITEM  9. UNDERTAKINGS.

      (a)   The undersigned registrant hereby undertakes:

            (I) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the

                  Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 4th day of August, 2000.

                                       ACLARA BioSciences, Inc.

                                       By:   /s/ Joseph M. Limber
                                          --------------------------------------
                                          Joseph M. Limber, President and Chief
                                          Executive Officer

                                POWER OF ATTORNEY

      Each person whose signature appears below hereby authorizes and appoints Joseph M. Limber and Wendy R. Hitchcock as attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this Registration Statement and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agent full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated.

           SIGNATURE                           TITLE                          DATE
           ---------                           -----                          ----
 /s/ Joseph M. Limber                President, Chief Executive           August 4, 2000
-------------------------------      Officer and Director
Joseph M. Limber                     (Principal Executive Officer)


 /s/ Wendy R. Hitchcock              Chief Financial Officer              August 4, 2000
-------------------------------      (Principal Financial and
Wendy R. Hitchcock                   Accounting Officer)


 /s/ Thomas R. Baruch                Director                             August 4, 2000
-------------------------------
Thomas R. Baruch

 /s/ Jean Deleage                    Director                             August 4, 2000
-------------------------------
Jean Deleage

                                     Director
-------------------------------
Michael W. Hunkapiller

 /s/ Eric S. Lander                  Director                             August 4, 2000
-------------------------------
Eric S. Lander

 /s/ Andre F. Marion                 Director                             August 4, 2000
-------------------------------
Andre F. Marion

 /s/ David J. Parker                 Director                             August 4, 2000
-------------------------------
David J. Parker

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER
-------

 5.1          Opinion of Latham & Watkins.

10.16*        ACLARA BioSciences, Inc. Employee Stock Purchase Plan.

23.1          Consent of Latham & Watkins (included in Exhibit 5.1).

23.2          Consent of PricewaterhouseCoopers LLP, Independent Accountants.

24.1 Power of Attorney (included on the signature page to this registration statement).

----------
* Incorporated by reference to Exhibit 10.16 to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-95107), initially filed with the Securities and Exchange Commission on January 20, 2000.